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                                                                      Exhibit 2

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of October 1st, 1996 among Allegro New Media, Inc., a Delaware corporation ("Allegro"), SPC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Allegro ("Merger Sub"), and Software Publishing Corporation, a Delaware corporation ("SPC").

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), Allegro and SPC will enter into a business combination transaction pursuant to which Merger Sub will merge with and into SPC (the "Merger").

     B. The Board of Directors of Allegro (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Allegro and fair to, and in the best interests of, Allegro and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended that the stockholders of Allegro vote to approve this Agreement.

     C. The Board of Directors of SPC (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of SPC and fair to, and in the best interests of, SPC and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended the approval of this Agreement by the stockholders of SPC.

     D. Allegro and Merger Sub, on the one hand, and SPC on the other hand, desire to make certain representations and warranties and other agreements in connection with the Merger.

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into SPC, the separate corporate existence of Merger Sub shall cease and SPC shall continue as the surviving corporation. SPC as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").


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     1.3 Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of SPC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of SPC and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 Certificate of Incorporation; Bylaws.

     (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Software Publishing Corporation."

     (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until their successors are duly elected or appointed or qualified.

     1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, SPC or the holders of any of the following securities:

     (a) Conversion of SPC Capital Stock. Each share of Common Stock, par value $.001 per share, of SPC (the "SPC Capital Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of SPC Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 0.26805 (the "Exchange Ratio") shares of Common Stock, par value $.001 per share, of Allegro (the "Allegro Common Stock") upon surrender of the certificate representing such share of SPC Capital Stock in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10).

     (b) Cancellation of Allegro-Owned Stock. Each share of SPC Capital Stock held in the treasury of SPC or owned by Merger Sub, Allegro or any direct or indirect wholly owned subsidiary of SPC or of Allegro immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     (c) Stock Options. At the Effective Time all options to purchase SPC Capital Stock then outstanding under SPC's 1987 Stock Option Plan, 1989 Stock Option Plan, and 1991 Stock Option Plan (collectively, the "SPC Stock Option Plans") shall be assumed by Allegro in accordance with Section 5.11 hereof.

     (d) Employee Stock Purchase Plan. With respect to the Company's Employee Stock Purchase Plan (the "SPC Employee Stock Purchase Plan"), the offering period currently in progress shall be shortened by setting a new exercise date which shall be the date immediately preceding the Effective Time (the "New Exercise Date"). The SPC Employee Stock Purchase Plan shall terminate immediately following the purchase of SPC Capital Stock on the New Exercise Date.

     (e) Capital Stock of Merger Sub. Each share of Common Stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Allegro Common Stock or SPC Capital Stock), reorganization, recapitalization or other like

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change with respect to Allegro Common Stock or SPC Capital Stock occurring on or after the date hereof and prior to the Effective Time.

     (g) Fractional Shares. No fraction of a share of Allegro Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of SPC Capital Stock who would otherwise be entitled to a fraction of a share of Allegro Common Stock (after aggregating all fractional shares of Allegro Common Stock to be received by such holder) shall receive from Allegro an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Allegro Common Stock for the ten most recent days that Allegro Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq SmallCap Market.

     1.7 Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of SPC Capital Stock who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares") shall not be converted into or represent a right to receive Allegro Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

     (b) Notwithstanding the foregoing, if any holder of shares of SPC Capital Stock who demands appraisal of such shares under Delaware Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Allegro Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

     (c) SPC shall give Allegro (i) prompt notice of any written demands for appraisal of any shares of SPC Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by SPC which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under Delaware Law. SPC shall not, except with the prior written consent of Allegro or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of SPC Capital Stock or offer to settle or settle any such demands.

     1.8 Surrender of Certificates.

     (a) Exchange Agent. Allegro shall select American Stock Transfer and Trust Company or another institution reasonably satisfactory to SPC to act as the exchange agent (the "Exchange Agent") in the Merger.

     (b) Allegro to Provide Common Stock. Promptly after the Effective Time, Allegro shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Allegro Common Stock issuable pursuant to
Section 1.6 in exchange for outstanding shares of SPC Capital Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to
Section 1.6(f) and any dividends or distributions and holders of shares of SPC Capital Stock may be entitled pursuant to Section 1.8(d).

     (c) Exchange Procedures. Promptly after the Effective Time, Allegro shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of SPC Capital Stock whose shares were converted into the right to receive shares of Allegro Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to
Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Allegro may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Allegro Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d). Upon surrender of a Certificate for cancellation to the Exchange

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Agent or to such other agent or agents as may be appointed by Allegro, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Allegro Common Stock, payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to the payment of dividends, to evidence the ownership of the number of full shares of Allegro Common Stock into which such shares of SPC Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d).

     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Allegro Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Allegro Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof certificates representing whole shares of Allegro Common Stock issued in exchange therefor, without interest, along with the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Allegro Common Stock.

     (e) Transfers of Ownership. If any certificate for shares of Allegro Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Allegro or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Allegro Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Allegro or any agent designated by it that such tax has been paid or is not payable.

     (f) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, Allegro, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Allegro Common Stock or SPC Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 No Further Ownership Rights in SPC Capital Stock. All shares of Allegro Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of SPC Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of SPC Capital Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such whole number of shares of Allegro Common Stock into which the shares of SPC Capital Stock evidenced thereby shall have been converted, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d); provided, however, that Allegro may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Allegro or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

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     1.11 Tax and Accounting Consequences.  It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SPC and Merger Sub, the officers and directors of SPC and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF SPC

     SPC represents and warrants to Allegro and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by SPC to Allegro (the "SPC Schedules"), as follows:

     2.1 Organization of SPC. SPC and each of its material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on SPC. SPC has delivered to Allegro a true and complete list of all of SPC's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and SPC's equity interest therein. SPC has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of SPC and similar governing instruments of its subsidiaries, each as amended to date, to counsel for Allegro. When used in connection with SPC, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of SPC and its subsidiaries taken as a whole; provided, however, that the continuation of current trends in such business, assets (including intangible assets), financial condition or results of operations (including without limitation declining revenues and further losses) shall not be deemed to constitute a Material Adverse Effect, but material deviations therefrom shall constitute a Material Adverse Effect.

     2.2 SPC Capital Structure. The authorized capital stock of SPC consists of 30,000,000 shares of Common Stock, par value $.001 per share, of which there were 12,553,596 shares issued and outstanding as of October 1, 1996, and 2,000,000 shares of Preferred Stock, par value $.001 per share, none of which are issued and outstanding as of October 1, 1996. All outstanding shares of SPC Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of SPC or any agreement or document to which SPC is a party or by which it is bound. As of October 1, 1996, SPC had reserved an aggregate of 3,187,760 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the SPC Stock Option Plans, under which options are outstanding for an aggregate of 3,018,725 shares. All shares of SPC Capital Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The SPC Schedules list each outstanding option to acquire shares of the Common Stock of SPC at October 1, 1996, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any. As of September 15, 1996, there were 10 participants in the SPC Employee Stock Purchase Plan.

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     2.3 Obligations With Respect to Capital Stock.  Except as set forth in
Section 2.2, there are no equity securities of any class of SPC, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities SPC owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of SPC, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which SPC or any of its subsidiaries is a party or by which it is bound obligating SPC or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of SPC, or any of its subsidiaries or obligating SPC or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of SPC, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of SPC or with respect to any equity security of any class of any of its subsidiaries.

     2.4 Authority.

     (a) SPC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of SPC, subject only to the approval of this Agreement by SPC's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the SPC Capital Stock is required for SPC's stockholders to approve this Agreement. This Agreement has been duly executed and delivered by SPC and, assuming the due authorization, execution and delivery by Allegro and, if applicable, Merger Sub, constitutes the valid and binding obligation of SPC, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by SPC does not, and the performance of this Agreement by SPC will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of SPC or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval of SPC's stockholders of the Merger as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to SPC or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair SPC's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of SPC or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SPC or any of its subsidiaries is a party or by which SPC or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on SPC. The SPC Schedules list all material consents, waivers and approvals under any of SPC's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to SPC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a Form S-4 Registration Statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"),
(ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement (as defined in Section 2.20) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of a Current Report on Form 8-K with the

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SEC, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on SPC or Allegro or have a material adverse effect on the ability of the parties to consummate the Merger.

     2.5 Section 203 of the Delaware General Corporation Law Not
Applicable. The Board of Directors of SPC has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

     2.6 SEC Filings; SPC Financial Statements.

     (a) SPC has filed all forms, reports and documents required to be filed with the SEC since October 1, 1994, and has made available to Allegro such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that SPC may file subsequent to the date hereof) are referred to herein as the "SPC SEC Reports." As of their respective dates, the SPC SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SPC SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of SPC's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in SPC SEC Reports (the "SPC Financials"), including any SPC SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of SPC and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of SPC contained in SPC SEC Reports as of June 30, 1996 is hereinafter referred to as the "SPC Balance Sheet." Except as disclosed in the SPC Financials, neither SPC nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of SPC and its subsidiaries taken as a whole, except liabilities (i) provided for in the SPC Balance Sheet, or
(ii) incurred since the date of the SPC Balance Sheet in the ordinary course of business consistent with past practices.

     (c) SPC has heretofore furnished to Allegro a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by SPC with the SEC pursuant to the Securities Act or the Exchange Act.

     2.7 Absence of Certain Changes or Events. Since the date of the SPC Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on SPC, (ii) any material change by SPC in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any revaluation by SPC of any of its assets having a Material Adverse Effect on SPC, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

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     2.8 Taxes.  SPC and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or SPC has paid on its behalf), or has set up an adequate reserve for the payment of, all material taxes required to be paid as shown on such returns, and the most recent financial statements contained in the SPC SEC Reports reflect an adequate reserve for all material taxes payable by SPC and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on SPC, no deficiencies for any taxes have been proposed, asserted or assessed against SPC or any of its subsidiaries. For the purpose of this Agreement, the term "tax" shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     2.9 Intellectual Property.

     (a) To the knowledge of SPC and its subsidiaries, SPC and its subsidiaries own, or have the right to use, sell or license all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "SPC IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on SPC; provided, that the foregoing exception shall not apply to the SPC IP Rights with respect to "Intelligent Formatting".

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any SPC IP Rights (the "SPC IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any SPC IP Rights or impair the right of SPC and its subsidiaries, the Surviving Corporation or Allegro to use, sell or license any SPC IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on SPC.

     (c) To the knowledge of SPC and its subsidiaries, (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by SPC or any of its subsidiaries violates any license or agreement between SPC or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of SPC, threatened claim, arbitration or litigation contesting the validity, ownership or right to use, sell, license or dispose of any SPC IP Rights, nor has SPC received any written notice asserting that any SPC IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on SPC.

     (d) SPC has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all SPC IP Rights.

     2.10 Compliance; Permits; Restrictions.

     (a) Neither SPC nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to SPC or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which SPC or any of its subsidiaries is a party or by which SPC or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on SPC. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of SPC, threatened against SPC or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on SPC.

     (b) SPC and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of SPC and its subsidiaries taken as a whole (collectively, the "SPC Permits"). SPC and its subsidiaries are in compliance with the terms of SPC Permits, except where the failure to hold the same or to so comply would not have a Material Adverse Effect on SPC.

     2.11 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which SPC or any of its subsidiaries has received any notice of assertion nor, to SPC's knowledge, is there a written threat of an action, suit, proceeding, claim, arbitration or investigation against SPC or any of its subsidiaries which would have a Material Adverse Effect on SPC, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     2.12 Brokers' and Finders' Fees. Except for fees payable to Unterberg Harris disclosed to Allegro, SPC has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.13 Employee Benefit Plans.

     (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by SPC or any trade or business (an "ERISA Affiliate") which is under common control with SPC within the meaning of Section 414 of the Code (the "SPC Employee Plans"), SPC has made available to Allegro a true and complete copy of, to the extent applicable, (i) such SPC Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such SPC Employee Plan, (iv) the most recent summary plan description for each SPC Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any SPC Employee Plan subject to Title IV of ERISA and (vi) the most recent United States Internal Revenue Service ("IRS") determination letter issued with respect to any SPC Employee Plan.

     (b) Each SPC Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such SPC Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each SPC Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither SPC nor any ERISA Affiliate of SPC has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any SPC Employee Plan.

     (c) Neither SPC nor any ERISA Affiliate thereof has withdrawn in a complete or partial withdrawal from any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA prior to the Effective Time. Neither SPC nor any ERISA Affiliate thereof has contributed to or been obligated to contribute to any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA.

     2.14 Absence of Liens and Encumbrances. SPC and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the SPC Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on SPC.

     2.15 Environmental Matters.

     (a) Hazardous Material. Except as would not have a Material Adverse Effect on SPC, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws,

(a "Hazardous Material"), but excluding office and janitorial supplies, are present in the soil, groundwater, building materials or ambient air of any real property currently occupied by SPC as a result of the deliberate actions of SPC or any of its subsidiaries, and SPC has not received any notice that it is allegedly liable for the presence of Hazardous Materials in, on or under any other property, including the land and the improvements, ground water and surface water thereof, that SPC or any of its subsidiaries has at any time owned, operated, occupied or leased.

     (b) Hazardous Materials Activities. Except as would not have a Material Adverse Effect on SPC, neither SPC nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has SPC or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     (c) Permits. SPC and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "SPC Environmental Permits") necessary for the conduct of SPC's and its subsidiaries' Hazardous Material Activities as currently conducted and other businesses of SPC and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on SPC.

     (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to SPC's knowledge, threatened concerning any SPC Environmental Permit or any Hazardous Materials Activity of SPC or any of its subsidiaries. SPC is not aware of any fact or circumstance which could involve SPC or any of its subsidiaries in any environmental litigation or impose upon SPC or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on SPC.

     2.16 Labor Matters. To SPC's knowledge, there are no activities or proceedings of any labor union to organize any employees of SPC or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of SPC or any of its subsidiaries. SPC and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA (as defined below), WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on SPC.

     2.17 Agreements, Contracts and Commitments. Except as set forth in the SPC Schedules, neither SPC nor any of its subsidiaries is a party to or is bound by:

          (a) any collective bargaining agreements;

          (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

          (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by SPC or any of its subsidiaries on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit SPC's or any of its subsidiaries, ability to terminate employees at will;

          (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between SPC or any of its subsidiaries and any of its officers or directors;

          (f) any agreement, contract or commitment containing any covenant limiting the freedom of SPC or any of its subsidiaries to engage in any line of business or compete with any person;

          (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000 and not cancelable without penalty;

          (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify SPC's or any of its subsidiaries' software products);

          (k) any distribution agreement (identifying any that contain exclusivity provisions); or

          (l) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by SPC or any of its subsidiaries under any such agreement, contract or commitment of $50,000 or more in the aggregate and is not cancelable without penalty within thirty
     (30) days.

     Neither SPC nor any of its subsidiaries, nor to SPC's knowledge any other party to an SPC Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which SPC is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, an "SPC Contract") in such a manner as would permit any other party to cancel or terminate any such SPC Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on SPC.

     2.18 Change of Control Payments. There are no plans or agreements pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers or directors of SPC as a result of or in connection with the Merger.

     2.19 Statements; Proxy Statement/Prospectus. The information supplied by SPC for inclusion in the Registration Statement (as defined in Section 2.4(b)) shall not, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by SPC for inclusion in the proxy statement/prospectus to be sent to the stockholders of SPC and stockholders of Allegro in connection with the meeting of SPC's stockholders to consider the approval of this Agreement (the "SPC Stockholders' Meeting") and in connection with the meeting of Allegro's stockholders to consider the approval of this Agreement (the "Allegro Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to SPC's stockholders and Allegro's stockholders, at the time of the SPC Stockholders' Meeting or the Allegro Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the SPC Stockholders' Meeting or the Allegro Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to SPC or any of its affiliates, officers or directors should be discovered by SPC which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, SPC shall promptly inform Allegro. Notwithstanding the foregoing, SPC makes no representation or warranty with respect to any information supplied by Allegro or Merger Sub which is contained in any of the foregoing documents.

     2.20 Board Approval. The Board of Directors of SPC has, as of the date of this Agreement, determined (i) that the Merger is fair to and in the best interests of SPC and its stockholders, and (ii) to recommend that the stockholders of SPC approve this Agreement.

     2.21 Minute Books. The minute books of SPC made available to counsel for Allegro are the only minute books of SPC and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of SPC.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ALLEGRO AND MERGER SUB

     Allegro and Merger Sub represent and warrant to SPC, subject to the exceptions specifically disclosed in the disclosure letter supplied by Allegro to SPC (the "Allegro Schedules"), as follows:

     3.1 Organization of Allegro. Allegro and each of its material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on Allegro. Allegro has delivered to SPC a true and complete list of all of Allegro's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and Allegro's equity interest therein. Allegro has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of Allegro and similar governing instruments of its subsidiaries, each as amended to date, to counsel for SPC. When used in connection with Allegro, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Allegro and its subsidiaries taken as a whole; provided, however, that the continuation of current trends in such business, assets (including intangible assets), financial condition or results of operations (including without limitation further losses) shall not be deemed to constitute a Material Adverse Effect, but material deviations therefrom shall constitute a Material Adverse Effect.

     3.2 Allegro Capital Structure. The authorized capital stock of Allegro consists of 18,000,000 shares of Common Stock, par value $.001 per share, of which there were 4,444,477 shares issued and outstanding as of October 1, 1996, 2,000,000 shares of Class A Preferred Stock, par value $.001 per share, of which there were no shares issued and outstanding as of October 1, 1996, 60,520 shares of Class B Voting Preferred Stock, par value $.001 per share, of which there were 60,520 shares issued and outstanding as of October 1, 1996 and 1,939,480 shares of Serial Preferred Stock, par value $.001 per share, of which no shares were issued or outstanding as of October 1, 1996. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $.001 per share, 100 shares of which, as of the date hereof, are issued and outstanding and are held by Allegro. All outstanding shares of the Common Stock of Allegro are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Allegro or any agreement or document to which Allegro is a party or by which it is bound. As of October 1, 1996, Allegro had reserved an aggregate of 1,500,000 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to Allegro's 1994 Long-Term Incentive Plan and Allegro's Outside Directors and Advisors Stock Option Plan (collectively, the "Allegro Stock Option Plans"), under which options are outstanding for an aggregate 1,106,115 shares. All shares of the Common Stock of Allegro subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The Allegro Schedules list each outstanding option to acquire shares of the Common Stock Allegro at June 30, 1996, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any.

     3.3 Obligations With Respect to Capital Stock.  Except as set forth in
Section 3.2, there are no equity securities of any class of Allegro, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities Allegro owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Allegro, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Allegro or any of its subsidiaries is a party or by which it is bound obligating Allegro or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Allegro or any of its subsidiaries or obligating Allegro or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Allegro there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Allegro or with respect to any equity security of any class of any of its subsidiaries.

     3.4 Authority.

     (a) Each of Allegro and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Allegro and, in the case of this Agreement, Merger Sub, subject only to the approval of the merger by Allegro's stockholders as contemplated in Section 5.2 and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of Allegro and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by SPC, this Agreement constitutes the valid and binding obligations of each of Allegro and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Allegro and Merger Sub do not, and the performance of this Agreement by each of Allegro and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Allegro or the Certificate of Incorporation or Bylaws of Merger Sub or the equivalent organizational documents of any of its other subsidiaries, (ii) subject to obtaining the approval of the Merger by Allegro's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Allegro or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Allegro's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Allegro or any of its subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Allegro or any of its subsidiaries (including Merger Sub) is a party or by which Allegro or any of its sub sidiaries (including Merger Sub) or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Allegro. The Allegro Schedules list all material consents, waivers and approvals under any of Allegro's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Allegro or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
(iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the listing of the Allegro Common Stock on the Nasdaq SmallCap Market, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on SPC or Allegro or have a material adverse effect on the ability of the parties to consummate the Merger.

     3.5 Section 203 of the Delaware General Corporation Law Not
Applicable. The Board of Directors of Allegro has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

     3.6 SEC Filings; Allegro Financial Statements.

     (a) Allegro has filed all forms, reports and documents required to be filed with the SEC since and including December 1995, and has made available to SPC such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Allegro may file subsequent to the date hereof) are referred to herein as the "Allegro SEC Reports." As of their respective dates, the Allegro SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Allegro SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Allegro's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Allegro SEC Reports (the "Allegro Financials"), including any Allegro SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB under the Exchange
Act) and (z) fairly presented the consolidated financial position of Allegro and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Allegro contained in Allegro SEC Reports as of June 30, 1996 is hereinafter referred to as the "Allegro Balance Sheet." Except as disclosed in the Allegro Financials, neither Allegro nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Allegro and its subsidiaries taken as a whole, except liabilities (i) provided for in the Allegro Balance Sheet, or (ii) incurred since the date of the Allegro Balance Sheet in the ordinary course of business consistent with past practices.

     (c) Allegro has heretofore furnished to SPC a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Allegro with the SEC pursuant to the Securities Act or the Exchange Act.

     3.7 Absence of Certain Changes or Events. Since the date of the Allegro Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on Allegro, (ii) any material change by Allegro in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any revaluation by Allegro of any of its assets having a Material Adverse Effect on Allegro, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     3.8 Taxes. Allegro and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or Allegro has paid on its behalf), or has set up an adequate reserve for the payment of, all material taxes required to be paid as shown on such returns and the most recent financial statements contained in the Allegro SEC Reports reflect an adequate reserve for all material taxes payable by Allegro and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on Allegro, no deficiencies for any taxes have been proposed, asserted or assessed against Allegro or any of its subsidiaries.

     3.9 Intellectual Property.

     (a) To the knowledge of Allegro and its subsidiaries, Allegro and its subsidiaries own, or have the right to use, sell or license all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Allegro IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on Allegro.

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Allegro IP Rights (the "Allegro IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Allegro IP Rights or impair the right of Allegro and its subsidiaries to use, sell or license any Allegro IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on Allegro.

     (c) To the knowledge of Allegro and its subsidiaries, (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Allegro or any of its subsidiaries violates any license or agreement between Allegro or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of Allegro, threatened claim, arbitration or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Allegro IP Rights, nor has Allegro received any written notice asserting that any Allegro IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and
(ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on Allegro.

     (d) Allegro has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Allegro IP Rights.

     3.10 Compliance; Permits; Restrictions.

     (a) Neither Allegro nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Allegro or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Allegro or any of its subsidiaries is a party or by which Allegro or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on Allegro. No investigation or review by any governmental or, to the knowledge of Allegro, regulatory body or authority is pending or threatened against Allegro or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on Allegro.

     (b) Allegro and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Allegro and its subsidiaries taken as a whole (collectively, the "Allegro Permits"). Allegro and its subsidiaries are in compliance with the terms of Allegro Permits, except where the failure to hold the same or to so comply would not have a Material Adverse Effect on Allegro.

     3.11 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Allegro or any of its subsidiaries has received any notice of assertion nor, to Allegro's knowledge, is there a written threat of an action, suit, proceeding, claim, arbitration or investigation against Allegro or any of its subsidiaries which would have a Material Adverse Effect on Allegro, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     3.12 Brokers' and Finders' Fees. Except for fees payable to Frost Capital Partners, Inc. and Joseph Abrams disclosed to SPC, Allegro has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.13 Employee Benefit Plans.

     (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by Allegro or any ERISA Affiliate thereof which is under common control with Allegro within the meaning of Section 414 of the Code (the "Allegro Employee Plans"), Allegro has made available to SPC a true and complete copy of, to the extent applicable, (i) such Allegro Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such Allegro Employee Plan, (iv) the most recent summary plan description for each Allegro Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any Allegro Employee Plan subject to Title IV of ERISA and
(vi) the most recent IRS determination letter issued with respect to any Allegro Employee Plan.

     (b) Each Allegro Employee Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such Allegro Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each Allegro Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither Allegro nor any ERISA Affiliate of Allegro has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any Allegro Employee Plan.

     (c) Neither Allegro nor any ERISA Affiliate thereof has withdrawn in a complete or partial withdrawal from any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA prior to the Effective Time. Neither Allegro nor any ERISA Affiliate thereof has contributed to or been obligated to contribute to any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA.

     3.14 Absence of Liens and Encumbrances. Allegro and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Allegro Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on Allegro.

     3.15 Environmental Matters.

     (a) Hazardous Material. Except as would not have a Material Adverse Effect on Allegro, no underground storage tanks and no Hazardous Materials (but excluding office and janitorial supplies) are present in the soil, ground water, building materials or ambient air of any real property currently occupied by SPC, as a result of the deliberate actions of Allegro or any of its subsidiaries, and Allegro has not received any notice that it is allegedly liable for the presence of Hazardous Materials in, on or under any other property, including the land and the improvements, ground water and surface water thereof, that Allegro has at any time owned, operated, occupied or leased.

     (b) Hazardous Materials Activities. Except as would not have a Material Adverse Effect on Allegro, neither Allegro nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Allegro or any of its subsidiaries engaged in any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     (c) Permits. Allegro and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "Allegro Environmental Permits") necessary for the conduct of Allegro's and its subsidiaries' Hazardous Material Activities as currently conducted and other businesses of Allegro and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on Allegro.

     (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Allegro's knowledge, threatened concerning any Allegro Environmental Permit or any Hazardous Materials Activity of Allegro or any of its subsidiaries. Allegro is not aware of any fact or circumstance which could involve Allegro or any of its subsidiaries in any environmental litigation or impose upon Allegro or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on Allegro.

     3.16 Labor Matters. To Allegro's knowledge, there are no activities or proceedings of any labor union to organize any employees of Allegro or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Allegro or any of its subsidiaries. Allegro and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on Allegro.

     3.17 Agreements, Contracts and Commitments. Except as set forth in the Allegro Schedules, neither Allegro nor any of its subsidiaries is a party to or is bound by:

          (a) any collective bargaining agreements;

          (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

          (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Allegro or any of its subsidiaries on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit Allegro's or any of its subsidiaries' ability to terminate employees at will;

          (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Allegro or any of its subsidiaries and any of its officers or directors;

          (f) any agreement, contract or commitment containing any covenant limiting the freedom of Allegro or any of its subsidiaries to engage in any line of business or compete with any person;

          (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000 and not cancelable without penalty;

          (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify Allegro's or any of its subsidiaries' software products);

          (k) any distribution agreement (identifying any that contain exclusivity provisions); or

          (l) any other agreement, contract or commitment (excluding real and personal property leases) which involves payment by Allegro or any of its subsidiaries under any such agreement, contract or commitment of $50,000 or more in the aggregate and is not cancelable without penalty within thirty
     (30) days.

     Neither Allegro nor any of its subsidiaries, nor to Allegro's knowledge any other party to an Allegro Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Allegro is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, an "Allegro Contract") in such a manner as would permit any other party to cancel or terminate any such Allegro Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on Allegro.

     3.18 Change of Control Payments. There are no plans or agreements pursuant to which any material amounts may become payable (whether currently or in the future) to current or former officers or directors of Allegro as a result of or in connection with the Merger.

     3.19 Statements; Proxy Statement/Prospectus. The information supplied by Allegro for inclusion in the Registration Statement (as defined in Section 2.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Allegro for inclusion in the Proxy Statement to be sent to the stockholders of Allegro and the stockholders of SPC in connection with the Allegro Stockholders' Meeting and SPC Stockholders' Meeting shall not, on the date the Proxy Statement is first mailed to Allegro's stockholders and SPC's stockholders, at the time of the SPC Stockholders' Meeting or the Allegro Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Allegro Stockholders' Meeting or the SPC Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Allegro or any of its affiliates, officers or directors should be discovered by Allegro which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Allegro shall promptly inform SPC. Notwithstanding the foregoing, Allegro makes no representation or warranty with respect to any information supplied by SPC which is contained in any of the foregoing documents.

     3.20 Board Approval. The Board of Directors of Allegro has, as of the date of this Agreement, determined (i) that the Merger is fair to and in the best interests of Allegro and its stockholders, and (ii) to recommend that the stockholders of Allegro approve this Agreement.

     3.21 Minute Books. The minute books of Allegro made available to counsel for SPC are the only minute books of Allegro and contain a reasonably accurate summary, in all material respects, of all meetings

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

of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Allegro.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, SPC (which for the purposes of this Article 4 shall include SPC and each of its subsidiaries) and Allegro (which for the purposes of this Article 4 shall include Allegro and each of its subsidiaries) agree, except (i) in the case of SPC as provided in Article 4 of the SPC Schedules and in the case of Allegro as provided in Article 4 of the Allegro Schedules, or (ii) to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, SPC and Allegro agree to confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except in the case of SPC as provided in Article 4 of the SPC Schedules and in the case of Allegro as provided in Article 4 of the Allegro Schedules, without the prior written consent of the other, not to be unreasonably withheld, neither SPC nor Allegro shall do any of the following, and neither SPC nor Allegro shall permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

          (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

          (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the SPC IP Rights or the Allegro IP Rights, as the case may be, or enter into grants to future patent rights, other than in the ordinary course of business;

          (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

          (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire and shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance of shares of SPC Capital Stock or Allegro Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, (ii) options to purchase shares of SPC Capital Stock or Allegro Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans, (iii) shares of SPC Capital Stock or Allegro Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), (iv) shares of SPC Capital Stock issuable to participants the SPC Employee Stock Purchase Plan consistent with the terms thereof, and (v) shares of Allegro Common Stock pursuant to the terms hereof;

          (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries), except to increase the size of the Board of Directors of Allegro to eleven directors;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of SPC or Allegro, as the case may be, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

          (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of SPC or Allegro, as the case may be, except in the ordinary course of business consistent with past practice;

          (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of SPC or Allegro, as the case may be, or guarantee any debt securities of others;

          (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

          (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

          (n) Make any grant of exclusive rights to any third party;

          (o) Make any expenditure equal to or exceeding $15,000; or

          (p) Agree in writing or otherwise to take any of the actions described in Article 4 (a) through (o) above.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings. As promptly as practicable after the execution of this Agreement, SPC and Allegro will prepare and file with the SEC the Proxy Statement and Allegro will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of SPC and Allegro will respond to any comments of the SEC, will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, SPC and Allegro will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other

Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, SPC or Allegro, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of SPC and Allegro, such amendment or supplement. The Proxy Statement will also include the recommendations of (i) the Board of Directors of SPC in favor of approval of this Agreement (except to the extent permitted by Section 5.4) and (ii) the Board of Directors of Allegro in favor of the approval of this Agreement (except that the Board of Directors of Allegro may withdraw, modify or refrain from making such recommendations to the extent that the Board determines, in good faith, after discussion with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so).

     5.2 Meetings of Stockholders. Promptly after the date hereof, SPC will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the SPC Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. SPC will consult with Allegro and use its commercially reasonable efforts to hold the SPC Stockholders' Meeting on the same day as the Allegro Stockholders' Meeting. Promptly after the date hereof, Allegro will take all action necessary in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws to convene the Allegro Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. Allegro will consult with SPC and will use its commercially reasonable efforts to hold the Allegro Stockholders' Meeting on the same day as the SPC Stockholders' Meeting. Allegro and SPC will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the Delaware General Corporation Law to obtain such approval (except to the extent permitted by Section 5.4).

     5.3 Access to Information; Confidentiality.

     (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     (b) The parties acknowledge that Allegro and SPC have previously executed a Confidentiality Agreement (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as is necessary to comply with the terms of this Agreement.

     5.4 No Solicitation by SPC.

     (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, SPC and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Allegro and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning SPC or any of its subsidiaries to, or afford any access to the properties, books or records of SPC or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Allegro and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to SPC. For the purposes of this Agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement), (ii) sale of 5% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 5% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. SPC will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. SPC will (i) notify Allegro as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Allegro of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, SPC and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Allegro); provided, however, that nothing herein shall prohibit SPC's Board of Directors from taking and disclosing to SPC's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

     (b) Notwithstanding the provisions of paragraph (a) above, prior to the approval of this Agreement by the stockholders of SPC at the SPC Stockholders' Meeting, SPC may, to the extent the Board of Directors of SPC determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph
(c), below, furnish information to any person, entity or group after such person, entity or group has delivered to SPC in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of SPC in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of SPC from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of SPC (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (an "SPC Superior Proposal"). In addition, notwithstanding the provisions of paragraph (a) above, in connection with a possible Acquisition Proposal, SPC may refer any third party to this Section 5.4 or make a copy of this Section 5.4 available to a third party. In the event SPC receives an SPC Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of SPC from approving such SPC Superior Proposal or recommending such SPC Superior Proposal to SPC's stockholders, if the Board determines that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of SPC may withdraw, modify or refrain from making its recommendation concerning the approval of this Agreement; provided, however, that SPC shall not accept or recommend to its stockholders, or enter into any agreement concerning, an SPC Superior Proposal for a period of not less than 48 hours after Allegro's receipt of a copy of such SPC Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing).

     (c) Notwithstanding anything to the contrary in paragraph (a), SPC will not provide any non-public information to a third party unless: (x) SPC provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information is the same information previously delivered to Allegro.

     5.5 Public Disclosure. Allegro and SPC will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Alternative Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq.

     5.6 Legal Requirements. Each of Allegro, Merger Sub and SPC will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Allegro will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Allegro Common Stock pursuant hereto. SPC will use its commercially reasonable efforts to assist Allegro as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Allegro Common Stock pursuant hereto.

     5.7 Third Party Consents. As soon as practicable following the date hereof, Allegro and SPC will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8 FIRPTA. At or prior to the Closing, SPC, if requested by Allegro, shall deliver to the IRS a notice that the SPC Capital Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     5.9 Notification of Certain Matters. Allegro and Merger Sub will give prompt notice to SPC, and SPC will give prompt notice to Allegro, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Allegro and Merger Sub or SPC, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.10 Best Efforts and Further Assurances. Subject to the respective rights and obligations of Allegro and SPC under this Agreement, each of the parties to this Agreement will use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     5.11 Stock Options; Employee Stock Purchase Plan.

     (a) At the Effective Time, each outstanding option to purchase shares of SPC Capital Stock (each an "SPC Stock Option") under the SPC Stock Option Plans, whether or not exercisable, will be assumed by Allegro. Each SPC Stock Option so assumed by Allegro under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable SPC Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each SPC Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Allegro Common Stock equal to the product of the number of shares of SPC Capital Stock that were issuable upon exercise of such SPC Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Allegro Common Stock, and
(ii) the per share exercise price for the shares of Allegro Common Stock issuable upon exercise of such assumed SPC

Stock Option will be equal to the quotient determined by dividing the exercise price per share of SPC Capital Stock at which such SPC Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Allegro will issue to each holder of an outstanding SPC Stock Option a notice describing the foregoing assumption of such SPC Stock Option by Allegro.

     (b) It is the intention of the parties that SPC Stock Options assumed by Allegro qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent SPC Stock Options qualified as incentive stock options immediately prior to the Effective Time.

     (c) Allegro will reserve sufficient shares of Allegro Common Stock for issuance under Section 5.11(a) and under Section 1.6(c) hereof.

     5.12 Form S-8. Allegro agrees to file a registration statement on Form S-8 for the shares of Allegro Common Stock issuable with respect to assumed SPC Stock Options no later than ten (10) business days after the Closing Date.

     5.13 Indemnification and Insurance.

     (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of SPC pursuant to any indemnification agreements between SPC and its directors and officers existing prior to the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to indemnification and elimination of liability for monetary damages not less favorable to officers and directors to those set forth in the Certificate of Incorporation and Bylaws of SPC, which provisions will not be amended, repealed or otherwise modified in a manner adverse to officers and directors for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of SPC, unless such modification is required by law.

     (b) After the Effective Time the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or Bylaws, indemnify and hold harmless, each present and former director or officer of SPC or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of SPC arising out of or pertaining to the transactions contemplated by this Agreement for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation and Allegro, (ii) after the Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

     (c) Allegro shall maintain through September 3, 1997 the current policies of directors' and officers' liability insurance maintained by SPC. The Surviving Corporation shall pay all retentions and deductibles payable by any Indemnified Party with respect to such policies; provided, that if and to the extent the Surviving Corporation has insufficient cash to pay such retentions and deductibles in full, the remaining amounts payable shall be paid by Allegro.

     (d) Promptly after the Effective Time, Allegro shall enter into indemnification agreements with directors and officers of SPC who become directors or officers of Allegro or of the Surviving Corporation, which agreements shall be substantially identical to those which Allegro has entered with its current officers and directors.

     (e) This Section 5.13 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit SPC, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation. If Allegro or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in each such case, proper provision shall be made so that such successors or assigns of Allegro or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.13.

     5.14 Tax-Free Reorganization. Allegro and SPC will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Allegro and SPC will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

     5.15 NASDAQ Listing. Allegro agrees to apply for authorization for listing on the Nasdaq SmallCap Market the shares of Allegro Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance, and will use its commercially reasonable efforts to have its Common Stock authorized for listing on the Nasdaq National Market System as soon as reasonably practicable.

     5.16 SPC Affiliate Agreement. Set forth on the SPC Schedules is a list of those persons who may be deemed to be, in SPC's reasonable judgment, affiliates of SPC within the meaning of Rule 145 promulgated under the Securities Act (an "SPC Affiliate"). SPC will provide Allegro with such information and documents as Allegro reasonably requests for purposes of reviewing such list. SPC will use its best efforts to deliver or cause to be delivered to Allegro prior to the Closing Date from each SPC Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit A (the "SPC Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. Allegro will be entitled to place appropriate legends on the certificates evidencing any Allegro Common Stock to be received by an SPC Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Allegro Common Stock, consistent with the terms of the SPC Affiliate Agreement.

     5.17 Board of Directors of Allegro. The Board of Directors of Allegro will take all actions necessary to cause the Board of Directors of Allegro, immediately after the Effective Time, to consist of eleven persons, nine of whom shall have served on the Board of Directors of Allegro immediately prior to the Effective Time and two of whom shall have served on the Board of Directors of SPC immediately prior to the Effective Time (one of whom shall be Fred Gibbons, in Class III, and one of whom shall be designated by the SPC Board of Directors, and is currently expected to be Miriam Frazer, in Class II). If, prior to the Effective Time, any of the SPC or Allegro designees shall decline or be unable to serve as an SPC or Allegro director, SPC (if such person was designated by SPC) or Allegro (if such person was designated by Allegro) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

     5.18 Loan Facility. From the date hereof through the Effective Time or earlier termination of the Agreement, SPC shall, upon request by Allegro, loan up to $1,000,000 to Allegro. SPC shall not be required to loan more than one-third of the maximum loan amount in any 30-day period, and the proceeds of all loans shall be used only for working capital purposes; provided, however, that no such loan shall be required to be made unless and until the fairness opinions referred to in Sections 6.2(e) and 6.3(f) have been received or the condition relating thereto waived. Any such loan shall be evidenced by a promissory note with the following terms:

          (a) maturity on the tenth anniversary of the date of any loan;

          (b) in the event that this Agreement is terminated by Allegro, the note shall be converted into shares of Common Stock of Allegro at the Loan Conversion Price (as defined below);

          (c) in the event this Agreement is terminated by SPC, the note (less any amount payable by SPC to Allegro pursuant to Section 7.3(b) of this Agreement) shall be converted into shares of Common Stock of Allegro at the Loan Conversion Price; provided, however, that in the event that such termination shall result in a fee payable by Allegro to SPC pursuant to
     Section 7.3(c) of this Agreement, only one-half of the note shall be so converted and the remaining one-half shall be repayable at the same time and in the same manner as the fee payable pursuant to Section 7;

          (d) the note shall bear interest at a rate per annum equal to the prime rate plus 2%.

     As used herein, the term "Loan Conversion Price" shall mean 90% of the average of the last reported sale prices of the Allegro Common Stock for the ten trading days ending on the day immediately prior to the date of termination leading to conversion of the loan(s).

     5.19 Fairness Opinions. Each of SPC and Allegro shall use their best efforts to obtain the fairness opinions referred to in Sections 6.2(e) and 6.3(e), respectively.

     5.20 SPC Employee Benefits. Subject to being able to do so consistently with applicable laws, after the Effective Time, Allegro will use its commercially reasonable efforts to cause the Surviving Corporation to provide to the employees of SPC employee benefits comparable to those under the existing SPC plans generally available to SPC employees.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the stockholders of SPC and by the stockholders of Allegro.

          (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

          (c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d) Nasdaq Listing. The shares of Allegro Common Stock issuable to stockholders of SPC pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq SmallCap upon official notice of issuance.

     6.2 Additional Conditions to Obligations of SPC. The obligations of SPC to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by SPC:

          (a) Representations and Warranties. The representations and warranties of Allegro and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a Material Adverse Effect on Allegro; and SPC shall have received a certificate to such effect signed on behalf of Allegro by the Chief Financial Officer of Allegro;

          (b) Agreements and Covenants. Allegro and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and SPC shall have received a certificate to such effect signed on behalf of Allegro by the Chief Financial Officer of Allegro;

          (c) Material Adverse Effect. No Material Adverse Effect with respect to Allegro shall have occurred since the date of this Agreement; and

          (d) Legal Opinion. SPC shall have received a legal opinion from Blau, Kramer, Wactlar & Lieberman, P.C., counsel to Allegro, in a form reasonably acceptable to SPC.

          (e) Fairness Opinion. SPC shall have received a written opinion from Unterberg Harris or another investment banking firm by not later than October 11, 1996, to the effect that as of the date hereof, the Exchange Ratio is fair to SPC's stockholders from a financial point of view, and shall have delivered to Allegro by not later than such date a copy of such opinion.

     6.3 Additional Conditions to the Obligations of Allegro and Merger
Sub. The obligations of Allegro and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Allegro:

          (a) Representations and Warranties. The representations and warranties of SPC contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a Material Adverse Effect on SPC; and Allegro and Merger Sub shall have received a certificate to such effect signed on behalf of SPC by the Chief Financial Officer of SPC;

          (b) Agreements and Covenants. SPC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Allegro shall have received a certificate to such effect signed on behalf of SPC by the Chief Financial Officer of SPC;

          (c) Material Adverse Effect. No Material Adverse Effect with respect to SPC shall have occurred since the date of this Agreement;

          (d) Legal Opinion. Allegro shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, counsel to SPC, in a form reasonably acceptable to Allegro.

          (e) Fairness Opinion. Allegro has received a written opinion from Frost Capital Partners, Inc. or another investment banking firm by not later than October 11, 1996 to the effect that as of the date hereof, the Merger is fair to Allegro's stockholders from a financial point of view, and shall have delivered to SPC a copy of such opinion by not later than such date.

          (f) Termination of SPC Shareholder Rights Plan. SPC's Shareholder Rights Plan shall either have been terminated or its operation waived with regard to the transaction contemplated hereby.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Allegro and SPC:

          (a) by mutual written consent duly authorized by the Boards of Directors of Allegro and SPC;

          (b) by either SPC or Allegro if the Merger shall not have been consummated by February 15, 1997; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either SPC or Allegro if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d) by either SPC or Allegro if the required approvals of the stockholders of SPC and Allegro contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement);

          (e) by either SPC or Allegro, if SPC shall have accepted an SPC Superior Proposal or by Allegro if the SPC Board of Directors recommends an SPC Superior Proposal to the stockholders of SPC;

          (f) by Allegro, if the Board of Directors of SPC shall have withheld, withdrawn or modified in a manner adverse to Allegro its recommendation in favor of approving the issuance of the shares of Allegro Common Stock by virtue of the Merger;

          (g) by SPC, if the Board of Directors of Allegro shall have withheld, withdrawn or modified in a manner adverse to SPC its recommendation in favor of the Merger;

          (h) by SPC, upon a material breach of any representation, warranty, covenant or agreement on the part of Allegro set forth in this Agreement, or if any representation or warranty of Allegro shall have become untrue in any material respect, in either case such that the conditions set forth in
     Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Allegro's representations and warranties or breach by Allegro is curable by Allegro through the exercise of its commercially reasonable efforts within fifteen
     (15) days of the time such representation or warranty shall have become untrue or such breach, then SPC may not terminate this Agreement under this
     Section 7.1(h) during such fifteen-day period provided Allegro continues to exercise such commercially reasonable efforts;

          (i) by Allegro, upon a material breach of any representation, warranty, covenant or agreement on the part of SPC set forth in this Agreement, or if any representation or warranty of SPC shall have become untrue in any material respect, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by SPC is curable by SPC through the exercise of its commercially reasonable efforts within fifteen (15) days of the time such representation or warranty shall have become untrue or such breach, then Allegro may not terminate this Agreement under this
     Section 7.1(i) during such fifteen-day period provided SPC continues to exercise such commercially reasonable efforts;

          (j) by SPC, if there shall have occurred any Material Adverse Effect with respect to Allegro since the date of this Agreement;

          (k) by Allegro, if there shall have occurred any Material Adverse Effect with respect to SPC since the date of this Agreement;

          (l) by SPC, if the condition specified in Section 6.2(e) has not been satisfied by October 11, 1996; or

          (m) by Allegro, if the condition specified in Section 6.3(e) has not been satisfied by October 11, 1996.

     7.2 Notice of Termination; Effect of Termination.

     (a) Subject to Sections 7.2(b) and (c), any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     (b) Any termination of this Agreement by SPC pursuant to Sections 7.1(d) or 7.1(e) hereof shall be of no force or effect unless prior to such termination SPC shall have paid to Allegro any amounts payable pursuant to Section 7.3(b).

     (c) Any termination of this Agreement by Allegro pursuant to Sections 7.1(d) or 7.1(g) hereof shall be of no force or effect unless prior to such termination Allegro shall have paid to SPC any amounts payable pursuant to
Section 7.3(c).

     7.3 Fees and Expenses.

     (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Allegro and SPC shall share equally all fees and expenses, other than reasonable attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

     (b) SPC shall immediately make payment to Allegro (by wire transfer or certified or cashiers check) of (x) $1,000,000 (i) in the event SPC shall have accepted an SPC Superior Proposal or if the SPC Board of Directors recommends an SPC Superior Proposal to the stockholders of SPC, or (ii) in the event the vote of the stockholders of SPC contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (an "SPC Negative Vote") if prior to such SPC Negative Vote there shall have occurred an Acquisition Proposal with respect to SPC which shall have been publicly disclosed and not withdrawn; or (iii) in the event of an SPC Negative Vote if prior to such SPC Negative Vote the Board of Directors of SPC shall have withheld, withdrawn or modified in a manner adverse to Allegro its recommendation in favor of the Merger or (y) $750,000 in the event of (i) an SPC Negative Vote if SPC shall not be required to make payment of the $1,000,000 required by clause (x) above or (ii) a failure to perform or observe any covenant of SPC contained herein.

     (c) Allegro shall immediately make payment to SPC (by wire transfer or certified or cashiers check) of $750,000 in the event of (i) an Allegro Negative Vote or (ii) a failure to perform or observe any covenant of Allegro contained herein.

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

     (d) Payment of the fees described in Section 7.3(b) and (c) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

     7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations and Warranties. The representations and warranties of SPC, Allegro and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a) if to Allegro or Merger Sub, to:

          Allegro New Media, Inc.
          3 Oak Road
          Fairfield, New Jersey 07004
          Attention: Barry A. Cinnamon
            President
          Telephone No.: (201) 808-1992
          Telecopy No.: (201) 808-2645

          with a copy to:

          Blau, Kramer, Wactlar & Lieberman, P.C.
          100 Jericho Quadrangle
          Jericho, New York 11753
          Attention: Neil M. Kaufman, Esq.
          Telephone No.: (516) 822-4820
          Telecopy No.: (516) 822-4824

        (b) if to SPC, to:

           Software Publishing Corporation
           111 North Market Street
           San Jose, CA 95113
           Attention: Miriam Frazer
           Telephone No.: (408) 537-3000
           Telecopy No.: (408) 537-3506



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

           with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Attention: Herbert Fockler, Esq.
Telephone No.: (415) 493-9300
Telecopy No.: (415) 493-6811

     8.3 Interpretation; Knowledge.

     (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     (b) For purposes of this Agreement, the term "knowledge" means, with respect to any matter in question, that the executive officers of SPC or Allegro, as the case may be, have actual knowledge of such matter.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including SPC Schedules and the Allegro Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

     IN WITNESS WHEREOF, Allegro, Merger Sub, and SPC have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                          ALLEGRO NEW MEDIA, INC.

                                          By: /s/       BARRY CINNAMON

                                            ------------------------------------
                                          Name: Barry Cinnamon
                                          Title: Chairman

                                          SOFTWARE PUBLISHING CORPORATION

                                          By: /s/        FRED GIBBONS

                                            ------------------------------------
                                          Name: Fred Gibbons
                                          Title: Chairman

                                          By: /s/        MIRIAM FRAZER

                                            ------------------------------------
                                          Name: Miriam Frazer
                                          Title: V.P. Finance and Chief
                                          Financial Officer

                                          SPC ACQUISITION CORPORATION

                                          By: /s/       BARRY CINNAMON

                                            ------------------------------------
                                          Name: Barry Cinnamon
                                          Title: President



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